UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

Traqer Corp.

 (Exact name of registrant as specified in its charter)

Nevada	333-207552	47-3567136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Sylvan Avenue, Suite 150 Englewood Cliffs, NJ 07632 Tel.: (201) 567-6011
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (201) 567-6011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE FOR THE FILING OF FORM 8-K/A

This Form 8-K/A is filed as an amendment to a Current Report on Form 8-K filed on April 22, 2016 (the “Original Form 8-K”) by Traqer Corp. (the “Company”) regarding its change of fiscal year end from July 31 to August 31. The reason for this filing is to update the COUPDAT information for the Company on the SEC EDGAR system to reflect the change of fiscal year end to August 31. This amendment does not amend any other information previously filed in the Original Form 8-K.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 19, 2015, the Board of Directors of Traqer Corp. (the “Company”) ratified through unanimous consent of the Board of Directors in lieu of a special meeting the change of the Company’s fiscal year end from July 31 to August 31.

The Company is not required to file a transitional report as audited financial statements for the year ended August 31, 2015 and for the period from April 4, 2014 (inception) to August 31, 2014 are inclusive in the Company’s Registration Statement filed with the Securities and Exchange Commission on March 17, 2016 and declared effective on March 29, 2016, and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traqer Corp.

Date: May 2, 2016	By:	Bess Audrey Lipschutz
Bess Audrey Lipschutz
Chief Executive Officer